UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 2, 2005

ADVANCED MAGNETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-14732	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

61 Mooney Street
Cambridge, Massachusetts	02138
(Address of Principal Executive Offices)	(Zip Code)

(617) 497-2070
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement;  Item 8.01.  Other Events.

On June 2, 2005, Advanced Magnetics, Inc. (the “Company”) announced the sale of 69,474 units at a price of $47.50 per unit through a registered direct offering.  Each unit consists of five shares of common stock and a warrant to purchase one share of common stock at an exercise price of $13.00 per share, resulting in the sale of 347,370 shares of the Company’s common stock and warrants to purchase 69,474 shares of the Company’s common stock in the aggregate.  The Company estimates that, when combined with the registered direct sale of common stock and warrants announced on June 1, 2005, the net proceeds from both financings will be approximately $16.7 million after deducting placement fees and estimated costs associated with the offering.

There will be no trading market for the units. The shares of common stock and warrants comprising the units separated immediately upon completion of this offering and prior to any trading of the common stock and warrants.  We are not listing the warrants on an exchange or any trading system and we do not expect that a trading market for the warrants will develop.

For more information, see the Company’s press release, dated June 2, 2005, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)                                  Exhibits.

The Company hereby files the following exhibits:

4.1	Form of Warrant. (Incorporated herein by reference to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2005)

10.1

Securities Purchase Agreement dated as of June 2, 2005, by and among Advanced Magnetics, Inc., a Delaware corporation and each of those persons and entities whose names are set forth on the Schedule of Purchasers attached thereto as Exhibit A. (filed herewith)

99.1	Press release dated June 2, 2005. (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MAGNETICS, INC.

By:	/s/ Jerome Goldstein
Name:	Jerome Goldstein
Title:	President

Date:  June 2, 2005

EXHIBIT INDEX

4.1	Form of Warrant. (Incorporated herein by reference to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2005)

10.1

Securities Purchase Agreement dated as of June 2, 2005, by and among Advanced Magnetics, Inc., a Delaware corporation and each of those persons and entities whose names are set forth on the Schedule of Purchasers attached thereto as Exhibit A. (filed herewith)

99.1	Press release dated June 2, 2005. (filed herewith)